Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Lifetime Brands Inc. 2000 Long-Term Incentive Plan of our reports dated March 31, 2009, with respect to the consolidated financial statements and schedule of Lifetime Brands, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2008, and the effectiveness of internal control over financial reporting of Lifetime Brands, Inc., filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Melville, New York

October 28, 2009